UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2017

CareTrust REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

905 Calle Amanecer, Suite 300,
San Clemente, CA		92673
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 542-3130

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 24, 2017, subsidiaries of CareTrust REIT, Inc. (“CareTrust”) completed an underwritten public offering (the “Offering”) of $300 million aggregate principal amount of 5.25% Senior Notes due 2025 (the “Notes”) pursuant to an indenture, dated May 24, 2017 (the “Base Indenture”), among CTR Partnership, L.P., CareTrust Capital Corp. (collectively, the “Issuers”), CareTrust (as guarantor), and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of May 24, 2017 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuers, CareTrust (as guarantor), the other guarantors named therein (together with CareTrust, the “Guarantors”) and the Trustee. The sale of the Notes has been registered under the Securities Act of 1933, as amended, pursuant to an automatic shelf registration statement on Form S-3 (File No. 333-217670) filed on May 4, 2017 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”).

The aggregate net proceeds from the sale of the Notes were approximately $294 million, after deducting the underwriting discount and estimated offering expenses. CareTrust intends to use the net proceeds from the sale of the Notes to redeem the Old Notes (as defined below) and the remaining proceeds to repay borrowings outstanding under its revolving credit facility and for general corporate purposes, including acquisitions.

The Notes accrue interest at a rate of 5.25% per annum payable semiannually in arrears on June 1 and December 1 of each year, commencing on December 1, 2017. The Notes mature on June 1, 2025. The obligations under the Notes are unconditionally (subject to release provisions in certain circumstances) guaranteed, jointly and severally, on an unsecured basis, by CareTrust and all of CareTrust’s existing subsidiaries. The Notes and the guarantees thereof will be senior unsecured obligations of the Issuers and the guarantors, respectively, and will rank equally with CareTrust’s existing and future senior unsecured indebtedness from time to time outstanding. The Issuers may redeem the Notes, in whole or in part, at any time prior to June 1, 2020 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest on the Notes, if any, to, but not including, the redemption date, plus a “make-whole” premium and, at any time on or after June 1, 2020, at the applicable redemption price set forth in the Indenture. At any time prior to February 15, 2016, the Issuers may also, on any one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes with the net proceeds of certain equity offerings at 105.25% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. The Issuers may be required to purchase some or all of the Notes, from the noteholders if a change of control triggering event, as defined in the Indenture, occurs at a price of 101% of their principal amount of the Notes plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

The Indenture governing the Notes contains covenants that, among other things, limit the ability of CareTrust and its restricted subsidiaries to: (i) incur or guarantee additional indebtedness; (ii) incur or guaranty secured indebtedness; (iii) pay dividends or distributions on, or redeem or repurchase, their capital stock; (iv) make certain investments or other restricted payments; (v) sell assets; (vi) enter into transactions with affiliates; (vii) merge or consolidate or sell all or substantially all of their assets; and (viii) create restrictions on the ability of CareTrust’s restricted subsidiaries to pay dividends or other amounts to the Issuers. All of these covenants are subject to a number of important limitations and exceptions under the Indenture.

The Indenture also provides for customary events of default with respect to the Notes, including the failure to pay scheduled principal and interest payments on the Notes, the failure to comply with covenants specified in the Indenture, the acceleration of certain other indebtedness resulting from an event of default under the agreement governing that indebtedness or non-payment of that indebtedness, and certain events of insolvency. If any event of default occurs and is continuing, the principal of, and any accrued and unpaid interest on, the Notes may become due and payable.

The foregoing summary of the Indenture and the Notes is a summary only and is qualified in its entirety by references to the Base Indenture, the First Supplemental Indenture and the form of Notes attached hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively.

Item 8.01	Other Events

As previously disclosed, on May 8, 2017, the Issuers gave conditional notice of optional full redemption pursuant to the Indenture, dated as of May 30, 2014 (as amended, supplemented, or otherwise modified, the “Old Notes Indenture”), by and among the Issuers, the guarantors party thereto (the “Old Note Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Old Notes Trustee”), that, subject to the satisfaction of specified conditions precedent, the Issuers will redeem (the “Redemption”), on June 7, 2017 (the “Redemption Date”) all of the outstanding 5.875% Senior Notes due 2021 (the “Old Notes”) at a redemption price of 102.938% of the principal amount of the Old Notes, plus accrued and unpaid interest thereon up to, but not including, the Redemption Date. The conditions precedent to the

Redemption were satisfied in connection with the consummation of the Offering. As a result, on May 24, 2017, the Issuers provided notice to the Old Notes Trustee that such condition precedents have been satisfied and irrevocably deposited with the Trustee funds in an amount sufficient to redeem the Old Notes on the Redemption Date. Upon deposit of such amount by the Issuers with the Trustee, the Issuers’ obligations under the Old Notes and the Old Notes Indenture and the obligations of the Old Guarantors under the guarantees of the Old Notes and the Indenture were discharged, except for certain obligations required to survive such discharge.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of May 24, 2017, among CTR Partnership, L.P., CareTrust Capital Corp., CareTrust REIT, Inc. and Wells Fargo Bank, National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of May 24, 2017, among CTR Partnership, L.P., CareTrust Capital Corp., CareTrust REIT, Inc., the other guarantors named therein, and Wells Fargo Bank, National Association, as Trustee.

4.3	Form of 5.25% Senior Note due 2025 (included in Exhibit 4.2).

5.1	Opinion of O’Melveny & Myers LLP.

5.2	Opinion of DLA Piper LLP (US).

5.3	Opinion of Albright, Stoddard, Warnick & Albright, P.C.

23.1	Consent of O’Melveny & Myers LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of DLA Piper LLP (included in the opinion filed as Exhibit 5.2).

23.3	Consent of Albright, Stoddard, Warnick & Albright, P.C. (included in the opinion filed as Exhibit 5.3).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 24, 2017

CARETRUST REIT, INC.

By:	/s/ William M. Wagner
Name: William M. Wagner
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of May 24, 2017, among CTR Partnership, L.P., CareTrust Capital Corp., CareTrust REIT, Inc. and Wells Fargo Bank, National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of May 24, 2017, among CTR Partnership, L.P., CareTrust Capital Corp., CareTrust REIT, Inc., the other guarantors named therein, and Wells Fargo Bank, National Association, as Trustee.

4.3	Form of 5.25% Senior Note due 2025 (included in Exhibit 4.2).

5.1	Opinion of O’Melveny & Myers LLP.

5.2	Opinion of DLA Piper LLP (US).

5.3	Opinion of Albright, Stoddard, Warnick & Albright, P.C.

23.1	Consent of O’Melveny & Myers LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of DLA Piper LLP (included in the opinion filed as Exhibit 5.2).

23.3	Consent of Albright, Stoddard, Warnick & Albright, P.C. (included in the opinion filed as Exhibit 5.3).